As filed with the Securities and Exchange      Registration No. 333-________
Commission on June 17, 1998

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             ___________________

                           DATASTREAM SYSTEMS, INC.
            (Exact name of Registrant as Specified in its Charter)

         Delaware                                            57-0813674
     (State or other                                      (I.R.S. Employer
     jurisdiction of                                     Identification No.)
     incorporation or
      organization)

                              50 Datastream Plaza
                               Greenville, South
                                 Carolina 29605
                             (Address of Principal
                               Executive Offices)

                             ___________________

                           DATASTREAM SYSTEMS, INC.
                       1997 EUROPEAN STOCK OPTION PLAN
                  (DUTCH, U.K. AND FRENCH SUB-PLAN VERSIONS)

                                     AND

                           DATASTREAM SYSTEMS, INC.
                            1998 STOCK OPTION PLAN
                          (Full Title of the Plans)
                             ___________________

                              Larry G. Blackwell
         Chairman of the Board, President and Chief Executive Officer
                           Datastream Systems, Inc.
                             50 Datastream Plaza
                       Greenville, South Carolina 29605
                                (864) 422-5001
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               With a copy to:
                             B. Lynn Walsh, Esq.
                              Hunton & Williams
                        NationsBank Plaza - Suite 4100
                         600 Peachtree Street, N. E.
                         Atlanta, Georgia 30308-2216
                                (404) 888-4000

                             ___________________

                       CALCULATION OF REGISTRATION FEE
===============================================================================
                                        Proposed       Proposed
 Title of securities   Amount to be     maximum        maximum      Amount of
   to be registered    registered(1) offering price   aggregate    registration
                                      per share(2)     offering        fee
                                                       price(2)
===============================================================================
Common Stock, $.01       1,110,000       $21.82      $24,220,200    $7,144.96
par value...........      shares
===============================================================================

(1) Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $21.82 per share, which was the average of the high and low prices of the Registrant's Common Stock on June 15, 1998, as reported on the Nasdaq National Market.

==============================================================================
                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
==============================================================================

Item 1.     Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.     Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The  following  documents  filed  by  Datastream   Systems,   Inc.  (the
"Company") with the Commission are incorporated herein by reference and made a part hereof:

            (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-25590), as filed with the Commission March 31, 1998;

            (ii)  The  Company's   Current   Report  on  Form  8-K  (File  No.
                  000-25590), as filed with the Commission on April 14, 1998;

            (iii) The  Company's  Amendment  No.  1 to Form  10-K for the year ended December 31, 1997 (File No. 000-25590), as filed with the Commission April 16, 1998;

            (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 000-25590), as filed with the Commission May 13, 1998; and

            (v) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 000-25590), including any amendments or reports filed for the purpose of updating such description, as filed with the Commission February 17, 1995.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

      Article  VII  of the  Company's  Amended  and  Restated  Certificate  of
Incorporation sets forth the extent to which the Company's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the General Corporation Law of Delaware. Article XII of the Company's By-laws also provides that the directors and officers of the Company will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company and will provide advances, for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances, if it is ultimately determined that he is not entitled to indemnification by the Company.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

Exhibit No.   Description
-----------   -----------
4.1*          Amended and Restated Certificate of Incorporation of
              Datastream Systems, Inc.
4.2**         Amendment to Amended and Restated Certificate of
              Incorporation of Datastream Systems, Inc., dated January
              12, 1998.
4.3***        By-Laws of Datastream Systems, Inc.
4.4+          Specimen Stock Certificate.
5             Opinion of Hunton & Williams.
23.1          Consent of KPMG Peat Marwick LLP, independent certified
              public accountants.
23.2          Consent of Hunton & Williams (included as part of Exhibit
              5).
24            Power of Attorney (included on signature page hereto).
99.1(a)       Datastream Systems, Inc. 1997 European Stock Option Plan
              (Dutch (Sub-Plan) Version)
99.1(b)       Datastream Systems, Inc. 1997 European Stock Option Plan
              (U.K. (Sub-Plan) Version)
99.1(c)       Datastream Systems, Inc. 1997 European Stock Option Plan
              (French (Sub-Plan) Version)
99.2          Datastream Systems, Inc. 1998 Stock Option Plan
_____________________________
* Incorporated herein by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).

** Incorporated herein by reference to Exhibit 3.1(a) in the Company's Annual Report on Form 10-K filed March 31, 1998 (File No. 000-25590).

*** Incorporated herein by reference to Exhibit 3.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).

+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).

Item 9.     Undertakings.

      (a)   The Company hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Insofar  as  indemnification  for  liabilities  arising  under the
Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, South Carolina on this 17th day of June, 1998.

                                       DATASTREAM SYSTEMS, INC.


                                       By: /S/  Larry G. Blackwell
                                          ------------------------
                                          Larry G. Blackwell
                                          Chairman of the Board, President
                                       and
                                          Chief Executive Officer


                              POWER OF ATTORNEY

      KNOW  ALL MEN BY  THESE  PRESENTS,  that  each  person  whose  signature appears below hereby authorizes each of Larry G. Blackwell and Daniel H. Christie to execute in the name of each such person, and to file any amendment, including any post-effective amendment, to the Registration Statement making such changes in the Registration Statement as the Registrant deems appropriate, and appoints each of Messrs. Blackwell and Christie as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the Registration Statement.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of June, 1998.

               Signature                               Title

                                         Chairman of the Board, President
/S/  Larry G. Blackwell                   and Chief Executive Officer
------------------------------            (principal executive officer)
Larry G. Blackwell
                                         Chief Financial Officer
/S/  Daniel H. Christie                   (principal financial and
------------------------------            accounting officer)
Daniel H. Christie

/S/ Kenneth D. Tracy                      Director
------------------------------
Kenneth D. Tracy

/S/ Richard T. Brock                      Director
------------------------------
Richard T. Brock

/S/ John M. Sterling, Jr.                 Director
------------------------------
John M. Sterling, Jr.

/S/ Ira D. Cohen                          Director
------------------------------
Ira D. Cohen

                                EXHIBIT INDEX

Exhibit No.   Description
4.1*          Amended and Restated Certificate of Incorporation of
              Datastream Systems, Inc.
4.2**         Amendment to Amended and Restated Certificate of
              Incorporation of Datastream Systems, Inc., dated January
              12, 1998.
4.3***        By-Laws of Datastream Systems, Inc.
4.4+          Specimen Stock Certificate.
5             Opinion of Hunton & Williams.
23.1          Consent of KPMG Peat Marwick LLP, independent certified
              public accountants.
23.2          Consent of Hunton & Williams (included as part of Exhibit
              5).
24            Power of Attorney (included on signature page hereto).
99.1(a)       Datastream Systems, Inc. 1997 European Stock Option Plan
              (Dutch (Sub-Plan) Version)
99.1(b)       Datastream Systems, Inc. 1997 European Stock Option Plan
              (U.K. (Sub-Plan) Version)
99.1(c)       Datastream Systems, Inc. 1997 European Stock Option Plan
              (French (Sub-Plan) Version)
99.2          Datastream Systems, Inc. 1998 Stock Option Plan

______________________________
* Incorporated herein by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).

** Incorporated herein by reference to Exhibit 3.1(a) in the Company's Annual Report on Form 10-K filed March 31, 1998 (File No. 000-25590).

*** Incorporated herein by reference to Exhibit 3.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).

+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).

                                  EXHIBIT 5



                (Hunton and Williams Letterhead appears here)





                                June 17, 1998

Datastream Systems, Inc.
50 Datastream Plaza
Greenville, South Carolina 29605

      Re:   Datastream Systems, Inc. 1997 European Stock Option Plan
         and Datastream Systems, Inc. 1998 Stock Option Plan

Ladies and Gentlemen:

      We have served as counsel for Datastream Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Form S-8 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 610,000 shares of the Company's authorized common stock, $.01 par value per share (the "Common Stock"), under the Datastream Systems, Inc. 1997 European Stock Option Plan (the "1997 Plan") and an aggregate of 500,000 shares of Common Stock under the Datastream Systems, Inc. 1998 Stock Option Plan (the "1998 Plan").

      We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the organization of the Company and to the authorization and issuance of the shares of Common Stock subject to the 1997 Plan and the 1998 Plan, as appropriate, as we have deemed necessary and advisable.

      Based upon the foregoing and having regard for such legal consideration as we deem relevant, it is our opinion that the shares of Common Stock under the 1997 Plan and the 1998 Plan will be, when issued in accordance with the terms of each such plan, legally issued, fully paid and non-assessable.

      We do hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours.

                                          /s/ Hunton & Williams

                                          Hunton & Williams



08058
07688
08086

                                 EXHIBIT 23.1









                        Independent Auditors' Consent
                        -----------------------------

The Board of Directors
Datastream Systems, Inc.:

We consent to incorporation by reference in this Registration Statement on Form S-8 of Datastream Systems, Inc. of our report dated January 23, 1998, relating to the consolidated balance sheets of Datastream Systems, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and related schedule, which reports appear in the December 31, 1997 annual report on Form 10-K of Datastream Systems, Inc.




Greenville, South Carolina                            /s/ KPMG Peat Marwick
LLP
June 17, 1998

                               EXHIBIT 99.1(a)

                             TERMS AND CONDITIONS
                         OF DATASTREAM SYSTEMS, INC.
                       1997 EUROPEAN STOCK OPTION PLAN
                           DUTCH (SUB-PLAN) VERSION

      1.          Definitions

            (a) "Affiliate" means (a) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or
(b) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (b) "Disability" means a disability of an Optionee such that the Optionee is entitled to disability retirement benefits under the Dutch "WAO" (Wet op de Arbeidsongeschiktheid) or such that the Optionee is entitled to recover benefits under any long-term disability plan or policy maintained by the Company or an Affiliate. The determination of whether a disability exists shall be made by the Committee and shall be substantiated by competent medical advice.

            (c) "Employee" means any person who is employed by the Company or an Affiliate as meant in article 7:610 Dutch Civil Code.

            (d) "Fair Market Value" with regard to a date means the closing price at which Common Stock shall have been sold on the last trading date prior to that date as reported by the Nasdaq National Market System (or, if applicable, as reported by a national securities exchange selected by the Committee (as defined in the Plan) on which the shares of Common Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting Options other than incentive stock options, Fair Market Value of the shares of Common Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Common Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Common Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Common Stock in the hands of the Optionee; provided, however, for purposes of determining the Option price per share for an incentive stock option, Fair Market Value shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Optionee.

            (e) "Termination for Cause" means a termination of the employment relationship between the Optionee and the Company or an Affiliate due to any of the following reasons: (1) willful and continued failure (other than any such failure resulting from his incapacity during physical or mental illness) to substantially perform his duties with the Company or an Affiliate continuing 30 days after notice by the Company to the Optionee of such failure; (2) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate, as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (3) conviction of the Optionee for a felony or any other crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); or (4) termination by the employer of the employment agreement as meant in article 7:678 Dutch Civil Code (ontslag op staande voet).



      2.          Term And Exercise Of Option
                  ---------------------------

            (a) Except as otherwise provided in this Agreement, Optionee shall have the right to exercise the Option from time to time during the Exercise Period with respect to all or any part of the vested Option Shares.

            (b) (1) As a condition to exercising this Option, Optionee must deliver to the President of the Company on any business day (A) written notice, signed by the person exercising the Option, specifying the number of Option Shares being exercised and, if required, making the representations and covenants in substantially the same form as provided in the Notice of Exercise, attached as Exhibit A hereto; (B) payment in cash or in shares of Common Stock that have been held by the Optionee for at least six months of the Purchase Price (defined in Section 3); (C) payment in cash of the tax withholding liability arising from the exercise; and (D) an executed shareholders' agreement, containing terms and conditions substantially similar to any shareholders' agreement executed by and applicable to the holders of a majority of the shares of Common Stock, if so required by the Committee.

                  (1) In lieu of payment of all tax withholding by Optionee as provided above, Optionee may elect to have the number of Option Shares he is to receive upon exercise of an Option reduced by the smallest number of whole Option Shares which, when multiplied by the fair market value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy required federal, state, and local, if any, withholding taxes arising from:

                        (A) the Withholding Election must be made prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election, attached as Exhibit B hereto;

                        (B) any Withholding Election made will be irrevocable; however, the Committee may at its sole discretion disapprove and give no effect to any Withholding Election; and

                        (C) if the Optionee is required to file beneficial ownership reports pursuant to Subsection (a) of Section 16 of the Securities Exchange Act of 1934 (the "Act"), at any time during the period in which the Option is exercisable, then:

                           (i)            no Option  to which any  Withholding
Election relates may be exercised until the earlier of either (I) one year after the Company has been subject to the reporting requirements of Section 15 of the Act and has filed all reports and statements required to be filed pursuant to that Section during that year, or (II) at least six months after the date of grant (except in the event of death or Disability of the Optionee prior to the expiration of the six-month period; and

                          (ii)            the  Withholding   Section  must  be
made either (A) at least six months prior to the Tax Date, or (B) prior to the Tax Date and in any ten business day period beginning on the third business day following the release of the Company's quarterly or annual summary statement of sales and earnings.

      Upon receipt of such notice and payment in full of the Purchase Price and tax withholding liability, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

            (c) Except as otherwise provided in this Agreement, the Option shall terminate on the earliest of (1) the last day of the Exercise Period; (2) the date the Committee exercises its right pursuant to Section 8 to terminate the Option; (3) thirty (30) days after Optionee ceases to be an Employee, except if such termination is due to Termination for Cause, death or Disability, (4) one-hundred eighty (180) days after Optionee ceases to be an Employee if such termination is due to death or Disability; or (5) if Optionee ceases to be an Employee as a result of a Termination for Cause, the time of such termination.

            (d) The price paid by the Company shall be payable at the Company's option (1) by delivery to the Optionee of the entire price in the form of cash or check; or (2) by payment of four substantially equal annual installments, the first installment being due at the date of termination of the Option and the second, third and fourth installment being due on the first, second and third anniversaries of the date of termination of the Option, respectively.

      3. Purchase Price. Optionee must pay to the Company the Exercise Price (subject to adjustment pursuant to Section 8) multiplied by the number of the Option Shares being acquired through the exercise of this Option (the "Purchase Price"). Shares of Common Stock tendered by the Optionee in satisfaction of the Purchase Price shall be credited at their Fair Market Value.

      4. Non-Transferability of Option. Except for any transfer of the Option by bequest or inheritance, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in the Option. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Option shall be exercisable during the lifetime of Optionee only by Optionee, and after his death by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives, who shall be bound by the same terms of this Agreement as apply to the Optionee.

      5. Restrictions on Transfer of Option Shares. Except as provided in this Agreement or for any transfer of Option Shares by gift, bequest, or inheritance to the Optionee's or a subsequent shareholder's family member, estate, heirs, or legatees or for any transfer after the closing of an initial public offering of Common Stock, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest (including but not limited to, voting rights) in or to any Option Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the same terms of this Agreement as apply to the Optionee.

      6. No Rights as Shareholder. Optionee, or his permitted transferee under Section 4, shall have no rights as a stockholder with respect to any Option Shares until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchased pursuant to this Option for which the record date is prior to the date of exercise hereof, except as provided in Section 8 below.

      7.          Repurchase Rights.
                  -----------------

            (a) (1) At all times prior to the closing of an initial public offering of Common Stock, or (2) within ninety (90) days following a Termination for Cause, the Company shall have the right to repurchase from the Optionee all Option Shares. For this purpose, a notice of exercise given by the Company to the Optionee pursuant to this Section 7 shall be effective to perfect the Company's right of repurchase, subject to the remaining provisions of this Section 7.

            (b) (1) The Company upon exercising this right of repurchase shall give written notice to the Optionee of the number of shares of Option Shares to be repurchased, of the repurchase price, which shall be determined pursuant to Section 7(c) hereof, and of the time and date of the closing of the repurchase of the Option Shares, which shall be no later than sixty (60) days from the date of the notice and shall be held at the principal office of the Company. At closing, the Company shall deliver the application portion of the repurchase price and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Company free and clear of all liens, claims, and encumbrances, however described, except for restrictions imposed by applicable securities laws.

                  (1) If the Company decides to repurchase less than all of the Option Shares owned by the Optionee, the Company shall employ such method as it shall deem appropriate in determining the number of Option Shares to be repurchased.

                  (2) The price for Option Shares repurchased by the Company shall be payable by delivery to the Optionee at the closing of the entire repurchase price in the form of cash or check; provided, however, the Company may pay the entire repurchase price in four substantially equal annual installments consisting of principal and interest at the "Prime Rate" reported in the Wall Street Journal on the first business day preceding the date of repurchase, the first installment being due at the closing and the second, third, and fourth installment being due on the first, second, and third anniversaries of the closing, respectively.

                  (3) If the Optionee fails to consummate the sale or deliver the Option Shares certificates properly assigned when requested to do so, the Company, or its designee, shall cancel the Option Shares certificates of the Optionee and deposit the payment pursuant to Section 7(b)(3) hereof which was to be made to the Optionee in exchange for the certificates to the credit or account of the Optionee with escrow with any clearinghouse bank in the City of Greenville, South Carolina, at the expense and risk of the Optionee, or his successors or assigns, whereupon the Company shall treat the Option Shares represented thereby as having been repurchased by the Company or its designees.

            (c) The repurchase price for each Option Share shall be an amount equal to the Fair Market Value, except if the Option Shares are repurchased by the Company pursuant to written notice given within ninety
(90) days following a Termination for Cause, in which case the repurchase price for each Option Share shall be the lower of Fair Market Value or the Exercise Price paid by the Optionee.

      8. Change in Capitalization. The total number of Option Shares to be received upon exercise of the Option (both as to the number of Option Shares and the Purchase Price) shall be appropriately adjusted for any change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, to the end that the Optionee's proportionate interest in value shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price.

      The  foregoing   adjustments  and  the  manner  of  application  of  the
foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Option Shares.

      Notwithstanding any other provision of this Agreement, the Committee reserves the right in the event of a sale of substantially all of the Common Stock or property of the Company or the merger or consolidation of the Company, or a dissolution or liquidation of the Company to terminate the Option in consideration of the payment to the Optionee of the difference between (1) and (2) where (1) equals the Fair Market Value of the unexercised Option Shares to the extent vested and (2) equals the Purchase Price of the unexercised Option Shares to the extent vested.

      9. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which Optionee resides, and/or any other applicable securities laws. In addition, the Participant hereby acknowledges that this Option may have been granted prior to the time the interest represented hereby was registered under applicable South Carolina securities laws and that, as a result, the Participant may have the right to rescind the grant of the Option. This Agreement, therefore, constitutes an offer to so rescind the prior grant for the consideration payable to the Optionee specified by Section 35-1-1530 of the South Carolina Uniform Securities Act. Because, however, the Participant has not paid any consideration for the grant, the Participant desires to decline such offer, and does hereby waive such right of rescission with respect to this Option as of the date hereof. The Company agrees to use its best efforts to register the Option (as well as the Stock into which it is convertible) under applicable federal and state securities laws as soon as practicable, and in any event prior to the date on which any portion of the Option is vested hereunder.

      10. Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Optionee.

      11. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 50 Datastream Plaza, Greenville, South Carolina 29605, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

      12. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      13. Entire Agreement. Subject to the terms and conditions of the Datastream Systems, Inc. 1995 Stock Option Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

      14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

      15.         Specific  Performance.   In  the  event  of  any  actual  or
threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      16.         Resolution    of    Disputes.     Any    determination    or
interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

      17. Compliance with Securities Laws. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

                                   * * * * *

                               EXHIBIT 99.1(b)

                             TERMS AND CONDITIONS
                         OF DATASTREAM SYSTEMS, INC.
                       1997 EUROPEAN STOCK OPTION PLAN
                      UNITED KINGDOM (SUB-PLAN) VERSION

      1.          Definitions
                  -----------

            (a) "Affiliate" means (a) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or
(b) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (b) "Disability" means a disability of an Optionee such that the Optionee is entitled to disability retirement benefits under the federal Social Security Act or such that the Optionee is entitled to recover benefits under any long-term disability plan or policy maintained by the Company or an Affiliate. The determination of whether a disability exists shall be made by the Committee and shall be substantiated by competent medical advice.

            (c) "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act.

            (d) "Fair Market Value" with regard to a date means the closing price at which Common Stock shall have been sold on the last trading date prior to that date as reported by the Nasdaq National Market System (or, if applicable, as reported by a national securities exchange selected by the Committee (as defined in the Plan) on which the shares of Common Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting Options other than incentive stock options, Fair Market Value of the shares of Common Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Common Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Common Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Common Stock in the hands of the Optionee; provided, however, for purposes of determining the Option price per share for an incentive stock option, Fair Market Value shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Optionee.

            (e) "Termination for Cause" means a termination of the employment relationship between the Optionee and the Company or an Affiliate due to any of the following reasons: (1) willful and continued failure (other than any such failure resulting from his incapacity during physical or mental illness) to substantially perform his duties with the Company or an Affiliate continuing 30 days after notice by the Company to the Optionee of such failure; (2) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate, as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (3) conviction of the Optionee for a felony or any other crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).





      2.          Term And Exercise Of Option
                  ---------------------------

            (a) Except as otherwise provided in this Agreement, Optionee shall have the right to exercise the Option from time to time during the Exercise Period with respect to all or any part of the vested Option Shares. Election of payment in shares may incur extra P.A.Y.E withholding taxes.
            (b) (1) As a condition to exercising this Option, Optionee must deliver to the President of the Company on any business day (A) written notice, signed by the person exercising the Option, specifying the number of Options shares being exercised and, if required making the representations and covenants in substantially the same form as provided in the Notice of Exercise, attached as Exhibit A hereto; (B) (i) payment in cash or (ii) in shares of Common Stock that have been held by the Optionee for at least six months of the Purchase Price (defined in Section
3); (C) payment in cash of the tax withholding liability arising from the exercise; and (D) an executed shareholders' agreement, containing terms and conditions substantially similar to any shareholders' agreement executed by and applicable to the holders of the majority of the share holders of the shares of Common Stock, if so required by the Committee.

                         (2) Upon receipt of such  notice and  payment in full
of the Purchase Price and tax withholding liability, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

            (c) Except as otherwise provided in this Agreement, the Option shall terminate on the earliest of (1) the last day of the Exercise Period; (2) the date the Committee exercises its right pursuant to Section 8 to terminate the Option; (3) thirty (30) days after Optionee ceases to be an Employee, except if such termination is due to Termination for Cause, death or Disability, (4) one-hundred eighty (180) days after Optionee ceases to be an Employee if such termination is due to death or Disability; or (5) if Optionee ceases to be an Employee as a result of a Termination for Cause, the time of such termination.

            (d) The price paid by the Company shall be payable at the Company's option (1) by delivery to the Optionee of the entire price in the form of cash or check; or (2) by payment of four substantially equal annual installments, the first installment being due at the date of termination of the Option and the second, third and fourth installment being due on the first, second and third anniversaries of the date of termination of the Option, respectively.

      3. Purchase Price. Optionee must pay to the Company the Exercise Price (subject to adjustment pursuant to Section 8) multiplied by the number of the Option Shares being acquired through the exercise of this Option (the "Purchase Price"). Shares of Common Stock tendered by the Optionee in satisfaction of the Purchase Price shall be credited at their Fair Market Value.

      4. Non-Transferability of Option. Except for any transfer of the Option by bequest or inheritance, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in the Option. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Option shall be exercisable during the lifetime of Optionee only by Optionee, and after his death by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives, who shall be bound by the same terms of this Agreement as apply to the Optionee.

      5. Restrictions on Transfer of Option Shares. Except as provided in this Agreement or for any transfer of Option Shares by gift, bequest, or inheritance to the Optionee's or a subsequent shareholder's family member, estate, heirs, or legatees or for any transfer after the closing of an initial public offering of Common Stock, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest (including but not limited to, voting rights) in or to any Option Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the same terms of this Agreement as apply to the Optionee.



      6. No Rights as Shareholder. Optionee, or his permitted transferee under Section 4, shall have no rights as a stockholder with respect to any Option Shares until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchased pursuant to this Option for which the record date is prior to the date of exercise hereof, except as provided in Section 8 below.

      7.          Repurchase Rights.

            (a) (1) At all times prior to the closing of an initial public offering of Common Stock, or (2) within ninety (90) days following a Termination for Cause, the Company shall have the right to repurchase from the Optionee all Option Shares. For this purpose, a notice of exercise given by the Company to the Optionee pursuant to this Section 7 shall be effective to perfect the Company's right of repurchase, subject to the remaining provisions of this Section 7.

            (b) (1) The Company upon exercising this right of repurchase shall give written notice to the Optionee of the number of shares of Option Shares to be repurchased, of the repurchase price, which shall be determined pursuant to Section 7(c) hereof, and of the time and date of the closing of the repurchase of the Option Shares, which shall be no later than sixty (60) days from the date of the notice and shall be held at the principal office of the Company. At closing, the Company shall deliver the application portion of the repurchase price and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Company free and clear of all liens, claims, and encumbrances, however described, except for restrictions imposed by applicable securities laws.

                  (1) If the Company decides to repurchase less than all of the Option Shares owned by the Optionee, the Company shall employ such method as it shall deem appropriate in determining the number of Option Shares to be repurchased.

                  (2) The price for Option Shares repurchased by the Company shall be payable by delivery to the Optionee at the closing of the entire repurchase price in the form of cash or check; provided, however, the Company may pay the entire repurchase price in four substantially equal annual installments consisting of principal and interest at the "Prime Rate" reported in the Wall Street Journal on the first business day preceding the date of repurchase, the first installment being due at the closing and the second, third, and fourth installment being due on the first, second, and third anniversaries of the closing, respectively.

                  (3) If the Optionee fails to consummate the sale or deliver the Option Shares certificates properly assigned when requested to do so, the Company, or its designee, shall cancel the Option Shares certificates of the Optionee and deposit the payment pursuant to Section 7(b)(3) hereof which was to be made to the Optionee in exchange for the certificates to the credit or account of the Optionee with escrow with any clearinghouse bank in the City of Greenville, South Carolina, at the expense and risk of the Optionee, or his successors or assigns, whereupon the Company shall treat the Option Shares represented thereby as having been repurchased by the Company or its designees.

            (c) The repurchase price for each Option Share shall be an amount equal to the Fair Market Value, except if the Option Shares are repurchased by the Company pursuant to written notice given within ninety
(90) days following a Termination for Cause, in which case the repurchase price for each Option Share shall be the lower of Fair Market Value or the Exercise Price paid by the Optionee.

      8. Change in Capitalization. The total number of Option Shares to be received upon exercise of the Option (both as to the number of Option Shares and the Purchase Price) shall be appropriately adjusted for any change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, to the end that the Optionee's proportionate interest in value shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price.

      The  foregoing   adjustments  and  the  manner  of  application  of  the
foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Option Shares.

      Notwithstanding any other provision of this Agreement, the Committee reserves the right in the event of a sale of substantially all of the Common Stock or property of the Company or the merger or consolidation of the Company, or a dissolution or liquidation of the Company to terminate the Option in consideration of the payment to the Optionee of the difference between (1) and (2) where (1) equals the Fair Market Value of the unexercised Option Shares to the extent vested and (2) equals the Purchase Price of the unexercised Option Shares to the extent vested.

      9. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable securities laws of the country in which Optionee resides, and/or any other applicable securities laws. In addition, the Participant hereby acknowledges that this Option may have been granted prior to the time the interest represented hereby was registered under applicable South Carolina securities laws and that, as a result, the Participant may have the right to rescind the grant of the Option. This Agreement, therefore, constitutes an offer to so rescind the prior grant for the consideration payable to the Optionee specified by Section 35-1-1530 of the South Carolina Uniform Securities Act. Because, however, the Participant has not paid any consideration for the grant, the Participant desires to decline such offer, and does hereby waive such right of rescission with respect to this Option as of the date hereof. The Company agrees to use its best efforts to register the Option (as well as the Stock into which it is convertible) under applicable securities laws as soon as practicable, and in any event prior to the date on which any portion of the Option is vested hereunder.

      10. Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Optionee.

      11. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 50 Datastream Plaza, Greenville, South Carolina 29605, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

      12. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      13. Entire Agreement. Subject to the terms and conditions of the Datastream Systems, Inc. 1997 Stock Option Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

      14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

      15.         Specific  Performance.   In  the  event  of  any  actual  or
threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      16.         Resolution    of    Disputes.     Any    determination    or
interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

      17. Compliance with Securities Laws. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable TAX and securities laws which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable securities laws.

                                   * * * * *

                               EXHIBIT 99.1(c)

                             TERMS AND CONDITIONS
                         OF DATASTREAM SYSTEMS, INC.
                       1997 EUROPEAN STOCK OPTION PLAN
                          FRENCH (SUB-PLAN) VERSION

      1.          Definitions
                  -----------

            (a) "Affiliate" means (a) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or
(b) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (b) "Disability" means a disability of an Optionee such that the Optionee is entitled to disability retirement benefits under the federal Social Security Act or such that the Optionee is entitled to recover benefits under any long-term disability plan or policy maintained by the Company or an Affiliate. The determination of whether a disability exists shall be made by the Committee and shall be substantiated by competent medical advice.

            (c) "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act.

            (d) "Fair Market Value" with regard to a date means the closing price at which Common Stock shall have been sold on the last trading date prior to that date as reported by the Nasdaq National Market System (or, if applicable, as reported by a national securities exchange selected by the Committee (as defined in the Plan) on which the shares of Common Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting Options other than incentive stock options, Fair Market Value of the shares of Common Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Common Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Common Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Common Stock in the hands of the Optionee; provided, however, for purposes of determining the Option price per share for an incentive stock option, Fair Market Value shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Optionee.

            (e) "Termination for Cause" means a termination of the employment relationship between the Optionee and the Company or an Affiliate due to any of the following reasons: (1) willful and continued failure (other than any such failure resulting from his incapacity during physical or mental illness) to substantially perform his duties with the Company or an Affiliate continuing 30 days after notice by the Company to the Optionee of such failure; (2) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate, as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (3) conviction of the Optionee for a felony or any other crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).





      2.          Term and Exercise of Option

            (a) Except as otherwise provided in this Agreement, Optionee shall have the right to exercise the Option from time to time during the Exercise Period with respect to all or any part of the vested Option Shares. Election of payment in shares may incur extra French withholding taxes.

                        The sale of shares acquired according to the plan may occur any time after the required vesting periods have been satisfied, however sale of the shares acquired under the plan may lose favorable tax treatment if they are sold before being held for five years from the date the option is granted.

            (b) (1) As a condition to exercising this Option, Optionee must deliver to the President of the Company on any business day (A) written notice, signed by the person exercising the Option, specifying the number of Options shares being exercised and, if required making the representations and covenants in substantially the same form as provided in the Notice of Exercise, attached as Exhibit A hereto; (B) (i) payment in cash or (ii) in shares of Common Stock that have been held by the Optionee for at least six months of the Purchase Price (defined in Section
3); (C) payment in cash of the tax withholding liability arising from the exercise; and (D) an executed shareholders' agreement, containing terms and conditions substantially similar to any shareholders' agreement executed by and applicable to the holders of the majority of the share holders of the shares of Common Stock, if so required by the Committee.

                        (2) Upon receipt of such notice and payment in full of the Purchase Price and tax withholding liability, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

                        (3)  Vesting   periods  are  determined  based  on the
number of shares granted per the schedule below:

            Number of Shares        Vesting period      %   vested  per year
            Less than  500                1 year                  100%
                      1000                2 years                  50%
                      2000                3 years                  33.3%
            More than 3000                4 years                  25%

            (c) Except as otherwise provided in this Agreement, the Option shall terminate on the earliest of (1) the last day of the Exercise Period; (2) the date the Committee exercises its right pursuant to Section 8 to terminate the Option; (3) thirty (30) days after Optionee ceases to be an Employee, except if such termination is due to Termination for Cause, death or Disability, (4) one-hundred eighty (180) days after Optionee ceases to be an Employee if such termination is due to death or Disability; or (5) if Optionee ceases to be an Employee as a result of a Termination for Cause, the time of such termination.

            (d) The price paid by the Company shall be payable at the Company's option (1) by delivery to the Optionee of the entire price in the form of cash or check; or (2) by payment of four substantially equal annual installments, the first installment being due at the date of termination of the Option and the second, third and fourth installment being due on the first, second and third anniversaries of the date of termination of the Option, respectively.

      3. Purchase Price. Optionee must pay to the Company the Exercise Price (subject to adjustment pursuant to Section 8) multiplied by the number of the Option Shares being acquired through the exercise of this Option (the "Purchase Price"). Shares of Common Stock tendered by the Optionee in satisfaction of the Purchase Price shall be credited at their Fair Market Value.

      4. Non-Transferability of Option. Except for any transfer of the Option by bequest or inheritance, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in the Option. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Option shall be exercisable during the lifetime of Optionee only by Optionee, and after his death by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives, who shall be bound by the same terms of this Agreement as apply to the Optionee.

      5. Restrictions on Transfer of Option Shares. Except as provided in this Agreement or for any transfer of Option Shares by gift, bequest, or inheritance to the Optionee's or a subsequent shareholder's family member, estate, heirs, or legatees or for any transfer after the closing of an initial public offering of Common Stock, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest (including but not limited to, voting rights) in or to any Option Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the same terms of this Agreement as apply to the Optionee.

      6. No Rights as Shareholder. Optionee, or his permitted transferee under Section 4, shall have no rights as a stockholder with respect to any Option Shares until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchased pursuant to this Option for which the record date is prior to the date of exercise hereof, except as provided in Section 8 below.

      7.          Repurchase Rights.

            (a) (1) At all times prior to the closing of an initial public offering of Common Stock, or (2) within ninety (90) days following a Termination for Cause, the Company shall have the right to repurchase from the Optionee all Option Shares. For this purpose, a notice of exercise given by the Company to the Optionee pursuant to this Section 7 shall be effective to perfect the Company's right of repurchase, subject to the remaining provisions of this Section 7.

            (b) (1) The Company upon exercising this right of repurchase shall give written notice to the Optionee of the number of shares of Option Shares to be repurchased, of the repurchase price, which shall be determined pursuant to Section 7(c) hereof, and of the time and date of the closing of the repurchase of the Option Shares, which shall be no later than sixty (60) days from the date of the notice and shall be held at the principal office of the Company. At closing, the Company shall deliver the application portion of the repurchase price and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Company free and clear of all liens, claims, and encumbrances, however described, except for restrictions imposed by applicable securities laws.

                  (1) If the Company decides to repurchase less than all of the Option Shares owned by the Optionee, the Company shall employ such method as it shall deem appropriate in determining the number of Option Shares to be repurchased.

                  (2) The price for Option Shares repurchased by the Company shall be payable by delivery to the Optionee at the closing of the entire repurchase price in the form of cash or check; provided, however, the Company may pay the entire repurchase price in four substantially equal annual installments consisting of principal and interest at the "Prime Rate" reported in the Wall Street Journal on the first business day preceding the date of repurchase, the first installment being due at the closing and the second, third, and fourth installment being due on the first, second, and third anniversaries of the closing, respectively.

                  (3) If the Optionee fails to consummate the sale or deliver the Option Shares certificates properly assigned when requested to do so, the Company, or its designee, shall cancel the Option Shares certificates of the Optionee and deposit the payment pursuant to Section 7(b)(3) hereof which was to be made to the Optionee in exchange for the certificates to the credit or account of the Optionee with escrow with any clearinghouse bank in the City of Greenville, South Carolina, at the expense and risk of the Optionee, or his successors or assigns, whereupon the Company shall treat the Option Shares represented thereby as having been repurchased by the Company or its designees.

            (c) The repurchase price for each Option Share shall be an amount equal to the Fair Market Value, except if the Option Shares are repurchased by the Company pursuant to written notice given within ninety
(90) days following a Termination for Cause, in which case the repurchase price for each Option Share shall be the lower of Fair Market Value or the Exercise Price paid by the Optionee.

      8. Change in Capitalization. The total number of Option Shares to be received upon exercise of the Option (both as to the number of Option Shares and the Purchase Price) shall be appropriately adjusted for any change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, to the end that the Optionee's proportionate interest in value shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price.

      The  foregoing   adjustments  and  the  manner  of  application  of  the
foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Option Shares.

      Notwithstanding any other provision of this Agreement, the Committee reserves the right in the event of a sale of substantially all of the Common Stock or property of the Company or the merger or consolidation of the Company, or a dissolution or liquidation of the Company to terminate the Option in consideration of the payment to the Optionee of the difference between (1) and (2) where (1) equals the Fair Market Value of the unexercised Option Shares to the extent vested and (2) equals the Purchase Price of the unexercised Option Shares to the extent vested.

      9. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable securities laws of the country in which Optionee resides, and/or any other applicable securities laws. In addition, the Participant hereby acknowledges that this Option may have been granted prior to the time the interest represented hereby was registered under applicable South Carolina securities laws and that, as a result, the Participant may have the right to rescind the grant of the Option. This Agreement, therefore, constitutes an offer to so rescind the prior grant for the consideration payable to the Optionee specified by Section 35-1-1530 of the South Carolina Uniform Securities Act. Because, however, the Participant has not paid any consideration for the grant, the Participant desires to decline such offer, and does hereby waive such right of rescission with respect to this Option as of the date hereof. The Company agrees to use its best efforts to register the Option (as well as the Stock into which it is convertible) under applicable securities laws as soon as practicable, and in any event prior to the date on which any portion of the Option is vested hereunder.

      10. Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Optionee.

      11. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 50 Datastream Plaza, Greenville, South Carolina 29605, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

      12. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      13. Entire Agreement. Subject to the terms and conditions of the Datastream Systems, Inc. 1997 Stock Option Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

      14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

      15.         Specific  Performance.   In  the  event  of  any  actual  or
threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      16.         Resolution    of    Disputes.     Any    determination    or
interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

      17. Compliance with Securities Laws. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable tax and securities laws which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable securities laws.

                                   * * * * *

                                 EXHIBIT 99.2

                           DATASTREAM SYSTEMS, INC.
                            1998 STOCK OPTION PLAN

                            SECTION I. DEFINITIONS

      Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

      1.1   "Board" means the Board of Directors of the Company.

      1.2 "Change of Control" means (i) an acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership of 50 percent or more of the total outstanding Voting Securities of the Company, other than any acquisition by the Company or any employee benefit plan that the Company sponsors, (ii) any sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company (a "business transaction"), unless, following such business transaction, more than 50 percent of the total outstanding Voting Securities of the Company (or other entity surviving such business transaction) is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of the Company immediately before such business transaction, and
(iii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition more than 50 percent of the total outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of the Company immediately before such sale or other disposition.

      1.3   "Code" means the Internal Revenue Code of 1986, as amended.

      1.4   "Committee"  means  the  committee   consisting  of  two  or  more
Non-Employee Directors appointed by the Board to administer the Plan.

      1.5   "Company" means Datastream Systems, Inc., a Delaware corporation.

      1.6 "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

      1.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      1.8 "Exercise Price" means the price per share of Stock purchasable under any Option.

      1.9 "Fair Market Value" with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by the Nasdaq National Market System (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting Options other than incentive stock options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided, however, for purposes of determining the Option price per share for an incentive stock option, Fair Market Value shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Participant.

      1.10 "Non-Employee Director" means a director who (i) is not a current employee or officer of the Company or any of its Subsidiaries, and has never been an officer of the Company or any of its Subsidiaries, (ii) does not receive compensation, either directly or indirectly, from the Company or any of its Subsidiaries for services rendered in any capacity other than as a director, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Regulation S-K 404(a) promulgated under the Exchange Act, and (iv) is not engaged in any business relationship for which disclosure would be required pursuant to Regulation S-K 404(b) promulgated under the Exchange Act.

      1.11 "Option" means a non-qualified stock option or an incentive stock option.

      1.12 "Over 10% Owner" means an individual who at the time an incentive stock option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

      1.13  "Participant"   means  an   individual   who  receives  an  Option
hereunder.

      1.14  "Plan" means the Datastream Systems, Inc. 1998 Stock Option Plan.

      1.15 "Securities Act" means the Securities Act of 1933, as amended from time to time.

      1.16  "Stock" means the Company's common stock, $.01 par value.

      1.17 "Stock Option Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of an Option.

      1.18 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      1.19 "Voting Securities" means the shares of capital stock of an entity entitled to vote generally in the election of that entity's directors.

                             SECTION 2. THE PLAN

      2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to selected employees and consultants of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company;
(b) encourage stock ownership by selected employees and consultants by providing them with a means to acquire a proprietary interest in the Company; and (c) provide a means of obtaining, rewarding and retaining select employees and consultants.

      2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 4.2 hereof, 500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time shall the Company have outstanding Options and shares of Stock issued in respect of Options granted under this Plan in excess of the Maximum Plan Shares; for this purpose, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

      2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the persons to whom Options shall be granted and the terms and provisions of Options, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option Agreements, to accelerate the time at which Options can be exercised, and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

      2.4 Eligibility and Limits. Options may be granted only to employees and consultants of the Company and its Subsidiaries; provided, however, that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. Only directors who are also employees of the Company may receive grants of Options under this Plan. In the case of incentive stock options, if the aggregate Fair Market Value (determined as of the date an incentive stock option is granted) of Stock with respect to which Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, then the number of incentive stock option(s) granted under this Plan which cause the $100,000 limitation to be exceeded shall be treated as non-qualified stock option(s).

                         SECTION 3. TERMS OF OPTIONS

      3.1 Terms and Conditions of Options. No more than 500,000 shares of Stock shall be reserved and available for issuance as Options under the Plan.

            3.1.1 Number of Option Shares. The number of shares of Stock as to which an Option shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section
      2.2 as to the total number of shares available for grants under the Plan. Notwithstanding the preceding, to the extent required under
      Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any one year period to any employee shall not exceed 200,000.

            3.1.2 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Option Agreement shall be subject to the terms of the Plan and any provisions contained in the Stock Option Agreement that are inconsistent with the Plan shall be null and void.

            3.1.3 Type of Option. At the time any Option is granted, the Committee shall determine whether the Option is intended to be an incentive stock option described in Code Section 422 or a non-qualified stock option that is not governed by Code Section 422, and the Option shall be clearly identified as to its status as an incentive stock option or a non-qualified stock option. At the time any incentive stock option granted under the Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within 10 years from the earlier of the date the Plan is adopted by the Board or approved by the Company's stockholders.

            3.1.4 Exercise  Price.  Subject to adjustment  in accordance  with
      Section 4.2 and the other provisions of this Section 3, the Exercise Price of an Option shall be as set forth in the applicable Stock Option Agreement. Notwithstanding the preceding, the Exercise Price under an incentive stock option shall not be less than the Fair Market Value of the underlying Stock on the date the Option is granted, and with respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value of the underlying Stock on the date the Option is granted.

            3.1.5 Option Term. Any incentive stock option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of 10 years after the date the Option is granted. Any incentive stock option granted to a Participant who is an Over 10% Owner shall not be exercisable after the expiration of five years after the date the Option is granted. The term of any non-qualified stock option shall be as specified in the applicable Stock Option Agreement.

            3.1.6 Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Option Agreement, including, but not limited to, (i) cash, (ii) by delivery to the Company of a number of shares of Stock which have been owned by the Participant for at least six months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (iii) in a cashless exercise through a broker; or (iv) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Any such financing shall require the payment by the Participant of interest on the amount financed at a rate not less than the "applicable federal rate" under the Code. If a Stock Option Agreement so provides, the Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously-owned shares of Stock tendered in payment for each share of Stock purchased pursuant to the terms of the Stock Option Agreement. Any such new Option shall be subject to the terms and conditions of the Stock Option Agreement pursuant to which such new Option is granted. Payment of the Exercise Price shall be made at the time the Option or any part thereof is exercised, and no shares of Stock shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder until delivery of the certificate(s) representing the Stock the Participant has purchased.

            3.1.7 Conditions to the Exercise of an Option. Each Option shall be exercisable by the Participant at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Option Agreement to the contrary.

            3.1.8 Termination of Incentive Stock Option. With respect to an incentive stock option, in the event of termination of employment of a Participant for any reason other than death or disability, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or disability ("disability" meaning "disabled" within the meaning of Code Section 22(e)(3)), one year shall be substituted for such three month period. For purposes of this Subsection 3.1.8, termination of employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

            3.1.9 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously-issued option being replaced thereby.

            3.1.10 Date of Grant. The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action necessary to complete the grant of the Option.

            3.1.11 Nonassignability. Options shall not be transferable or assignable except by will or by the laws of descent and distribution. Such Options shall be exercisable, during the Participant's lifetime, only by the Participant; or in the event of the death of the Participant, by the legal representatives of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will. Notwithstanding the two prior sentences, however, if the applicable Stock Option Agreement so provides, a Participant may assign all or any portion of an Option granted to him that is not an incentive stock option to (i) his spouse or lineal descendants, (ii) one or more trusts for the benefit of his spouse or lineal descendants, (iii) a partnership of which his spouse or lineal descendants are the only partners, or (iv) a tax exempt organization as described in
      Section 501(c)(3) of the Code, as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. In that event, the spouse, lineal descendant, trust, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such Option will continue to be subject to all of the terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such assignee may not further assign the Option except by will or by the laws of descent and distribution. Any such assignment will be permitted only if the
      Participant does not receive any consideration therefore. Additionally, in order for an assignment by a Participant to be effective, (i) at least 30 days prior to the date of assignment, the Participant must notify the Company in writing of the date of the assignment, the Option or portion thereof to be assigned and the name, address, telephone number and social security or employer identification number of the assignee, (ii) at the time of assignment, the Participant must execute an appropriate written agreement that the Company provides to evidence the assignment and to agree to remit any applicable withholding the Company may require and (iii) at the time of assignment, the assignee pursuant to a written agreement that the Company provides must agree to be bound by the same terms and conditions that governed the Option during the period it was held by the Participant.

      3.2 Treatment of Option Upon Termination of Employment. Except as otherwise provided by Plan Subsection 3.1.8, any Option granted to a Participant whose employment with the Company has been terminated may be canceled, accelerated or continued, as provided in the applicable Stock Option Agreement, or, in the absence of such provision, as the Committee may determine. The portion of any grant exercisable in the event of continuation may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's termination of employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                        SECTION 4. GENERAL PROVISIONS

      4.1 Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall require the recipient to remit to the Company, as a condition to exercising the Option, an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding tax:
(i) in cash; (ii) if the Stock Option Agreement so provides, by delivery to the Company of a number of shares of Common Stock which has been owned by the Participant for at least six months prior to the date of exercise which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of an Option; or (iii) if the Stock Option Agreement so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of an Option (clauses (ii) and (iii) each being a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

            4.1.1 The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

            4.1.2 Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

      4.2   Changes In Capitalization; Merger; Liquidation.
            -----------------------------------------------

            4.2.1 The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares of Stock or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

            4.2.2 In the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such sale, exchange, merger, consolidation, reorganization, tender offer or other similar business transaction including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards, or the removal of restrictions on outstanding awards. Notwithstanding the foregoing sentence, however, in the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company that would result in a Change of Control, any Option granted hereunder shall become immediately exercisable in full, and shall remain so, regardless of any provisions contained in the applicable Stock Option Agreement with respect thereto limiting the exercisability of the Option for any length of time or terminating the Option prior to the expiration of its remaining term, subject to all the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this sentence. Any adjustment pursuant to this Section 4.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then-current value of the Option.

            4.2.3 The existence of the Plan and the Options granted pursuant to the Plan shall not limit or otherwise adversely affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

      4.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.

      4.4 Compliance with Code. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder shall be construed in such a manner as to effectuate that intent. However, no Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. A Participant shall notify the Company of any sale or other Disposition of Stock acquired pursuant to an incentive stock option if such sale or other Disposition occurs (i) within two years of grant of the incentive stock option or (ii) within one year of the issuance of the Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

      4.5 Right to Terminate Employment. Nothing in the Plan or in any Option shall confer upon any Participant the right to continue as an employee or consultant of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the Participant's employment or other relationship with the Company or any Subsidiary at any time.

      4.6 Non-alienation of Benefits. Other than as specifically permitted in Section 3.1.11, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so other than as specifically permitted thereunder shall be void. No such benefit shall, prior to receipt, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the recipient.

      4.7 Restrictions on Delivery and Sale of Shares; Legends. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option, the assignment of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been affected. If a registration statement is not in effect under the Securities Act, or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of assignment or exercise of the Option or as a condition to any other delivery of Stock pursuant to an Option, that the Participant or other recipient of an Option represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

      4.8 Termination and Amendment of the Plan. The Board at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the Participant holding an Option shall adversely affect the rights of such Participant with respect to such Option.

      4.9 Choice of Law. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law.

      4.10  Effective  Date of  Plan.  The  Plan  became  effective  on May 8,
1998, the date of its approval by the Board, subject, however, to the subsequent approval of the Plan by the Company's stockholders within twelve months after the Board's approval of the Plan.